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                                                                     Exhibit 3.3

                            ARTICLES OF INCORPORATION
                                       OF
                            COTT BEVERAGES USA, INC.


         1.       The name of the corporation is COTT BEVERAGES USA, INC.

         2.       The corporation shall have perpetual duration.

         3. The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

         4. The object of the corporation is pecuniary gain, and the general nature of the business to be transacted is:

                  (a) To engage directly or indirectly in any lawful businesses, enterprises, ventures and other activities as the Board of Directors of the Corporation may from time to time deem to be profitable or advantageous to the corporation;

                  (b) To organize or promote or facilitate the organization of, and participate in the operation of, any corporation, association, partnership, syndicate or other entity formed for the purpose of transacting, promoting or carrying on any lawful business;

                  (c) To merge, consolidate, dissolve, wind up or liquidate any corporation, association or other entity which this corporation may organize, purchase or otherwise acquire or have an interest in, or to cause the same to be merged, consolidated, dissolved, wound up or liquidated;

                  (d) To do all things necessary, suitable or proper for the accomplishment of any such purpose or objective of the corporation aforesaid; and,

                  (e) The corporation shall have all of the powers and shall enjoy all of the rights, privileges and immunities as provided for under the Georgia Business Corporation Code.

         5. The maximum number of shares of capital stock that the corporation shall be authorized to have outstanding at any time shall be 1,000,000 shares of voting common stock of no par value. The amount of capital with which the corporation shall begin business shall not be less than $500.00.

         6. No shareholder of the corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of stock of any class of the corporation, or any series
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of any class, or any options, rights or warrants to purchase shares of any class, or any series of any class, or any other securities of the corporation convertible into or carrying an option to purchase shares of any class, or any series of any class, whether now or hereafter authorized, and the Board of Directors of the corporation may authorize the issuance of shares of stock of any class, and series of the same class, or options, rights, or warrants to purchase shares of any class, or any series of any class, or any securities convertible into or carrying an option to purchase shares of any class, or any series of any class, without offering such issue of shares, options, rights, warrants or other securities, either in whole or in part, to the shareholders of the corporation.

         7. The Board of Directors of the corporation may authorize the issuance of bonds, debentures and other evidences of indebtedness of the corporation and may fix all the terms thereof, including, without limitation, the convertibility thereof into shares of stock of the corporation of any class, or and series of the same class.

         8. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

         9. The initial registered office of the corporation shall be 828 Broadway, Columbus, Muscogee County, Georgia 31901, and the initial registered agent of the corporation at said address shall be Marcus B. Calhoun, Jr. same class, or options, rights, or warrants to purchase shares of any class, or any series of any class, or any securities convertible into or carrying an option to purchase shares of any class, or any series of any class, without offering such issue of shares, options, rights, warrants or other securities, either in whole or in part, to the shareholders of the corporation.


         10. The initial Board of Directors of the corporation shall consist of three (3) members, whose name and address is as follows:

                Name                                 Address

                Gerald N. Pencer                     16 Old Forest Hill Road
                                                     Toronto, Canada

                Paul Henderson                       83 Belvedere Cresc
                                                     Richmond Hill, Canada

                Fraser D. Latta                      46 Plymbridge Road
                                                     Willowdale, Canada

         11. The name and address of the incorporator is Marcus B. Calhoun, Jr., 828 Broadway, Columbus, Georgia 31901.
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         12.      The initial mailing address of the corporation is 1000 Tenth
Avenue, Columbus, Georgia 31901.

         IN WITNESS WHEREOF, I have hereunto executed these Articles of Incorporation, this 30th day of April, 1991.

                                                /s/  Marcus B. Calhoun, Jr.
                                                --------------------------------
                                                Incorporator
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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            COTT BEVERAGES USA, INC.


                                    ARTICLE I

         The name of the corporation is COTT BEVERAGES USA, INC. (the "Corporation").

                                   ARTICLE II

         The following amendments (the "Amendment") to the Articles of Incorporation of the Corporation has been adopted as follows:

         A. The text of Article 1 of the Articles of Incorporation of Cott Beverages USA, Inc. ("Articles") is hereby deleted in its entirety and the following substituted in lieu thereof:

                           "The name of the corporation is "BCB USA CORP."

         B. The text of Article 5 of the Articles is hereby deleted in its entirety and the following is substituted in lieu thereof:

                                             The maximum number of shares of
                                    capital stock that the Corporation should be authorized to have outstanding at anytime shall be 1,000,000 shares of voting common capital stock of no par value. The amount of capital with which the Corporation shall begin business shall not be less than $500. The shares of capital stock are not subject to redemption by the Corporation.

                                   ARTICLE III

           The Amendment was adopted on the 24th day of January, 2000, by the unanimous written consent of the Board of Directors and the sole Shareholder of the Corporation.
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           IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment this 24th day of January, 2000.

                                                   COTT BEVERAGES USA, INC.


                                         By:       /s/ Mark R. Halperin
                                            ------------------------------------
                                                   Name:      Mark R. Halperin
                                                   Title:     SVP and Secretary
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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  BCB USA CORP.

                                      FIRST

         The name of the corporation is BCB USA CORP. (the "Corporation").

                                     SECOND

         The following amendment (the "Amendment") to the Articles of Incorporation of the Corporation has been adopted as follows:

                  The text of Article 1 of the Articles of Incorporation of BCB USA Corp. ("Articles") is hereby deleted in its entirety and the following substituted in lieu thereof:

                                   "ARTICLE I

                  The name of the corporation is "COTT Beverages INC."

                                      THIRD

         The Amendment was adopted on the 15th day of August, 2001 by the unanimous written consent of the Board of Directors of the Corporation without shareholder action under authority of Section 14-2-1002 of the Georgia Business Corporation Code which provides that shareholder action is not required.

                                     FOURTH

         The Corporation undertakes to publish a Notice of the filing of the Articles of Amendment noting the change of the name of the Corporation as required by O.C.G.A. Section 14-2-1006.1.

         IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment this 16th day of August, 2001.

                                            BCB USA CORP.

                                            By:   /s/ Mark R. Halperin
                                               ---------------------------------
                                                  Name: Mark R. Halperin
                                                  Title: SVP and Secretary